MOORE  STEPHENS
ELLIS  FOSTER  LTD.
CHARTERED  ACCOUNTANTS

1650  West  1st  Avenue
Vancouver,  BC  Canada  V6J  1G1
Telephone:  (604)  737-8117  Facsimile:  (604)  714-5916
www.ellisfoster.com
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Securities  and  Exchange  Commission
Washington,  D.C.  20549

Ladies  and  Gentlemen:

We were previously the independent registered public accounting firm for Portaltochina.com, Inc. (the "Company") and, under the date of October 1, 2004, we reported on the financial statements of Portaltochina.com, Inc. as of and for the year ended May 31, 2004 and for the period from March 18, 2003 (inception) to May 31, 2003. On May 5, 2005, our appointment as the independent registered public accounting firm was terminated. We have reviewed Portaltochina.com, Inc.'s statements included under Item 4.01 of its Form 8-K/A dated July 21, 2005, and we agree with the statements contained therein, except that we are not in a position to agree or disagree with the Company's statements that the change was approved by the Board of Directors.

Yours  truly,

"MOORE  STEPHENS  ELLIS  FOSTER  LTD."
Chartered  Accountants
David  Kong
Direct  Line:  604-648-3615







EF   A  partnership  of  incorporated  professionals
     An independently owned and operated member of Moore Stephens North America Inc., a member of Moore Stephens International Limited
     -  members  in  principal  cities  throughout  the  world